Exhibit 10.2

EXECUTION VERSION

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT is dated as of November 20, 2019 (this “Agreement”), by and between TPG Pace Holdings Corp., a Delaware corporation (the “Company”), TPG Pace II Sponsor Successor, LLC (“Pace Sponsor”), a Delaware limited liability company and a continuation of the Initial Sponsor (as defined below), TPG Pace Governance, LLC, a Cayman Islands limited liability company (“Pace Governance”), Peterson Capital Partners, L.P. (“Peterson Capital”) and the individuals set forth on Schedule A (collectively, the “Company Holders”). Pace Sponsor, Pace Governance, Peterson Capital and the Company Holders are collectively referred to herein as the “Restricted Stockholders” and each a “Restricted Stockholder”. Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Transaction Agreement.

W I T N E S S E T H:

WHEREAS, the Company, each of David W. Ruttenberg and Gordon Rubenstein (in their capacity as the Shareholder Representatives) and the sellers named therein entered into that certain Transaction Agreement, dated as of June 13, 2019 (as it may be amended, restated or otherwise modified from time to time, the “Transaction Agreement”);

WHEREAS, concurrently with the execution of the Transaction Agreement, TPG Pace II Sponsor, LLC, a Cayman Islands limited liability company (the “Initial Sponsor”) entered into a letter agreement substantially in the form attached as Exhibit A to the Transaction Agreement, pursuant to which, among other things, the Initial Sponsor agreed to exchange 2,000,000 shares of Class F common stock, par value $0.0001 per share, of the Company for an equal number of validly issued, fully paid and non-assessable shares of Class A-2 common stock, par value $0.0001 per share, of the Company (“Class A-2 Shares”) with terms as set forth herein;

WHEREAS, following the Parent Domestication but immediately prior to the Closing, the Initial Sponsor distributed 380,295 Class A-2 Shares to Pace Sponsor, 998,105 Class A-2 Shares to Pace Governance and 621,600 Class A-2 Shares to Peterson Capital;

WHEREAS, in connection with the Integrated Transactions and pursuant to the Stock Purchase, each Company Holder that made a Cash Election pursuant to Section 2.4 of the Transaction Agreement that was in respect of less than 70% of the number of shares of Company Stock owned by such Company Holder became entitled to, among other things, its pro rata share (based upon the number of shares of Company Stock with respect to which such Company Holder did not make a Cash Election in excess of 30% of the number of shares of Company Stock owned by such Company Holder) of 3,000,000 Class A-2 Shares with terms as set forth herein; and

WHEREAS, the Conversion (as defined below) of the Class A-2 Shares held by the Restricted Stockholders is subject to the conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

1.    Definitions.

(a)    “Accel” means Accel Entertainment, Inc., an Illinois corporation.

(b)    “Acceleration Event” means a transaction or series of related transactions that would result in a third party or group (as defined in or under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, more than fifty percent (50%) of the total voting power of the equity securities of the Company, or more than fifty percent (50%) of the consolidated net revenues, net income or total assets (including equity securities of its Subsidiaries) of the Company.

(c)     “Beneficial Ownership Limitation” shall be 4.99% of the total number of shares of Company Class A-1 Common Stock issued and outstanding immediately after giving effect to the issuance of shares of Company Class A-1 Common Stock issuable upon Conversion of Class A-2 Shares held by the applicable Restricted Stockholder.

(d)    “Board” has the meaning set forth in Section 3(a).

(e)    “Closing Sale Price” of the Company Class A-1 Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the New York Stock Exchange (or such other securities exchange or market on which the Company Class A-1 Common Stock is then listed or quoted).

(f)    “Company Class A-1 Common Stock” means the validly issued, fully-paid and non-assessable shares of Class A-1 common stock, par value $0.0001 per share, of the Company.

(g)    “Company Holder’s Pro Rata Percentage” means, with respect to each Company Holder, the percentage set forth opposite such Company Holder’s name on Schedule A attached hereto.

(h)    “Conversion”, “Convert” or “Converting” means, with respect to each Restricted Stockholder, the exchange of such Restricted Stockholder’s Class A-2 Shares for, and the issue by the Company to such Restricted Stockholder of, an equal number of shares of Company Class A-1 Common Stock.

(i)    “Dispute Notice” has the meaning set forth in Section 4(b).

(j)    “Earnout Statement” means the audited consolidated financial statements of the Company for the Tranche I Measurement Periods, the Tranche II Measurement Periods or the Tranche III Measurement Periods, as applicable, consisting of a balance sheet and related consolidated statements of operations, income and cash flows, as reported in the Company’s Form 10-K or Form 10-Q, as applicable, as filed with the SEC, together with (i) the Company’s good faith calculation of LTM EBITDA for the Tranche I Measurement Periods, the Tranche II Measurement Periods or the Tranche III Measurement Periods, as applicable, and good faith determination as to whether the Tranche I Condition, Tranche II Condition or Tranche III Condition, as applicable, has been satisfied and (ii) reasonable detail and calculations supporting the Company’s computations described in the foregoing clause (i).

(k)    “Gaming Approvals” means all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements, waivers and exemptions issued by any Gaming Authority necessary for or relating to the conduct of activities by the Company and its Subsidiaries.

(l)    “Gaming Authority” means any governmental agency that holds licensing or permit authority over gambling, gaming or casino activities conducted by the Company or its Subsidiaries within each of their respective jurisdictions.

(m)    “Initial Sponsor” has the meaning set forth in the Recitals.

(n)    “Peterson Capital” has the meaning set forth in the Preamble.

(o)    “LTM EBITDA” means the net income of Accel (on a consolidated basis) measured for the period of the most recent four consecutive fiscal quarters (or 12 months), as reported in accordance with GAAP adjusted for the following: (a) plus the sum of (i) interest expense; (ii) income tax expense; (iii) depreciation; (iv) amortization; (v) start-up costs related to expansion to new States; (vi) acquisition-related expenses; (vii) stock option expense; (viii) legal settlements; and (ix) non-recurring receivable reserve associated with contracts in Chicago; (b) less the sum of (i) interest income; (ii) non-cash gains/(losses) on liability revaluation; (iii) gains/(losses) on sale of assets; and (iv) non-operating rent income.

(p)    “Measurement Period” means any of the Tranche I Measurement Periods, Tranche II Measurement Periods or Tranche III Measurement Periods.

(q)    “Pace Governance” has the meaning set forth in the Preamble.

(r)    “Pace Sponsor” has the meaning set forth in the Preamble.

(s)    “Permitted Transferee” of a Restricted Stockholder means any Person in which the Restricted Stockholder owns a majority of the equity interests or any other investment entity that is controlled, advised or managed by the same Person or Persons that control the Restricted Stockholder or is an Affiliate of such Person. The term “control” and its derivatives with respect to any Person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise

(t)    “SEC” means the United States Securities and Exchange Commission.

(u)    “Trading Day” shall mean a day during which trading in the Company Class A-1 Common Stock generally occurs on the New York Stock Exchange (or such other securities exchange or market on which the Company Class A-1 Common Stock is then listed or quoted) or, if the Company Class A-1 Common Stock is not listed on a U.S. national or regional securities exchange or market, on the principal other market on which the Company Class A-1 Common Stock is then listed or admitted for trading. If the Company Class A-1 Common Stock is not so listed or admitted for trading, Trading Day means a Business Day.

(v)    “Tranche Condition” means any of the Tranche I Condition, Tranche II Condition or Tranche III Condition.

(w)    “Tranche I Condition” has the meaning set forth in Section 2(a).

(x)    “Tranche I Conversion” has the meaning set forth in Section 2(a).

(y)    “Tranche I Measurement Date” means each of December 31, 2021, March 31, 2022 and June 30, 2022.

(z)    “Tranche I Measurement Periods” means the most recent four consecutive fiscal quarters (or 12 months) as measured from each of the Tranche I Measurement Dates.

(aa)    “Tranche II Condition” has the meaning set forth in Section 2(b).

(bb)    “Tranche II Conversion” has the meaning set forth in Section 2(b).

(cc)    “Tranche II Measurement Date” means each of December 31, 2022, March 31, 2023 and June 30, 2023.

(dd)    “Tranche II Measurement Periods” means the most recent four consecutive fiscal quarters (or 12 months) as measured from each of the Tranche II Measurement Dates.

(ee)    “Tranche III Condition” has the meaning set forth in Section 2(c).

(ff)    “Tranche III Conversion” has the meaning set forth in Section 2(c).

(gg)    “Tranche III Measurement Date” means each of December 31, 2023, March 31, 2024 and June 30, 2024.

(hh)    “Tranche III Measurement Periods” means the most recent four consecutive fiscal quarters (or 12 months) as measured from each of the Tranche III Measurement Dates.

(ii)    “Transferred” means, with respect to the Class A-2 Shares, any and every absolute or conditional method of transferring a legal or equitable, record or beneficial, direct or indirect ownership (including through the transfer of capital stock of any Person that holds, or controls any Person that holds, such interest) of such Class A-2 Shares, or a part thereof, whether voluntarily, involuntarily, or by operation of Law (including a change in beneficiaries or trustees of a trust) and including directly or indirectly selling, assigning, transferring, conveying, giving away, pledging, mortgaging, or otherwise creating, incurring or assuming any encumbrance with respect to, such interest.

2.    Conversion of Class A-2 Shares. A Restricted Stockholder’s Class A-2 Shares shall Convert in accordance with the terms set forth in this Section 2.

(a)    Tranche I Conversion. If either (i) (A) LTM EBITDA as of a Tranche I Measurement Date equals or exceeds $132,000,000.00 or (ii) following the Closing, the Closing Sale Price equals or exceeds $12.00 for at least twenty (20) Trading Days in any consecutive thirty (30) Trading Day period (the “Tranche I Condition”), then (I) in the case of Pace Sponsor, 126,765 Class A-2 Shares shall Convert, (II) in the case of Pace Governance, 332,701 Class A-2 Shares shall Convert, (III) in the case of Peterson Capital, 207,200 Class A-2 Shares shall Convert and (IV) in the case of a Company Holder, such number of Class A-2 Shares equal to the product obtained by multiplying (A) 1,000,000 by (B) the Company Holder’s Pro Rata Percentage shall Convert (the “Tranche I Conversion”).

(b)    Tranche II Conversion. If either (i) (A) LTM EBITDA as of a Tranche II Measurement Date equals or exceeds $152,000,000.00 or (ii) following the Closing, the Closing Sale Price equals or exceeds $14.00 for at least twenty (20) Trading Days in any consecutive thirty (30) Trading Day period (the “Tranche II Condition”) then (I) in the case of Pace Sponsor, 126,765 Class A-2 Shares shall Convert, (II) in the case of Pace Governance, 332,702 Class A-2 Shares shall Convert, (III) in the case of Peterson Capital, 207,200 Class A-2 Shares shall Convert and (IV) in the case of a Company Holder, such number of Class A-2 Shares equal to the product obtained by multiplying (A) 1,000,000 by (B) the Company Holder’s Pro Rata Percentage shall Convert (the “Tranche II Conversion”).

(c)    Tranche III Conversion. If either (i) (A) LTM EBITDA as of a Tranche III Measurement Date equals or exceeds $172,000,000.00 or (ii) following the Closing, the Closing Sale Price equals or exceeds $16.00 for at least twenty (20) Trading Days in any consecutive 30 Trading Day period (the “Tranche III Condition”), then (I) in the case of Pace Sponsor, 126,765 Class A-2 Shares shall Convert, (II) in the case of Pace Governance, 332,702 Class A-2 Shares shall Convert, (III) in the case of Peterson Capital, 207,200 Class A-2 Shares shall Convert and (IV) in the case of a Company Holder, such number of Class A-2 Shares equal to the product obtained by multiplying (A) 1,000,000 by (B) the Company Holder’s Pro Rata Percentage shall Convert (the “Tranche III Conversion”).

(d)    Accelerated Conversion of Class A-2 Shares. Notwithstanding the Tranche Conditions, each Class A-2 Share held by a Restricted Stockholder shall, if not previously Converted pursuant to a Tranche Condition, Convert immediately prior to the consummation of an Acceleration Event; provided that the satisfaction of the applicable Tranche Condition cannot be determined at such time.

(e)    Limitation on Conversions. Except as provided in Section 2(f), no Conversion of Class A-2 Shares into shares of Company Class A-1 Common Stock shall be effected, and a Restricted Stockholder shall not be required to Convert any portion of the Class A-2 Shares into shares of Company Class A-1 Common Stock if, (x) prior to giving effect to the Conversions set forth in this Section 2, such Restricted Stockholder beneficially owns less than the Beneficial Ownership Limitation, and, (y) after giving effect to the Conversions set forth in this Section 2, such Restricted Stockholder would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of clause (y) of the foregoing sentence, the number of shares of Company Class A-1 Common Stock beneficially owned by such Restricted Stockholder shall include the number of shares of Company Class A-1 Common Stock issuable upon Conversion of the Class A-2 Shares with respect to which such determination is being made, but shall exclude the number of shares of Company Class A-1 Common Stock which are issuable upon (i) Conversion of the remaining, unconverted Class A-2 Shares beneficially owned by such Restricted Stockholder and (ii) exercise or conversion (or deemed exercise or conversion) of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Restricted Stockholder. For purposes of this Section 2(e), in determining the number of issued and outstanding shares of Company Class A-1 Common Stock, a Restricted Stockholder may rely on the number of outstanding shares of Company Class A-1 Common Stock as stated in the most recent of the following: (i) the Company’s most recent Form 10-K or Form 10-Q filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company setting forth the number of shares of Company Class A-1 Common Stock issued and outstanding. Additionally, upon the written request of a Restricted Stockholder, the Company shall within two (2) Trading Days confirm in writing to such Restricted Stockholder the number of shares of Company Class A-1 Common Stock then issued and outstanding. In any case, the number of issued and outstanding shares of Company Class A-1 Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Conversion of the Class A-2 Shares into shares of Company Class A-1 Common Stock, since the date as of which such number of issued and outstanding shares of Company Class A-1 Common Stock was reported. For purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

(f)    Regulatory Approval. Notwithstanding the Conversion limitation set forth in Section 2(e), if and when a Restricted Stockholder has obtained all required Gaming Approvals from the applicable Gaming Authorities permitting such Restricted Stockholder to beneficially own shares of Company Class A-1 Common Stock in an amount that is in excess of the Beneficial Ownership Limitation, then the Class A-2 Shares held by such Restricted Stockholder shall immediately Convert without regard to the Beneficial Ownership Limitation. Such Restricted Stockholder shall promptly provide to the Company written copies of (i) all such Gaming Approvals upon the issuance of such Gaming Approvals by the applicable Gaming Authorities, and (ii) any modification, amendment, restriction, limitation, termination, revocation or other change to any such Gaming Approvals.

3.    Adjustments, Other. Notwithstanding anything in this Agreement to the contrary:

(a)    LTM EBITDA and the LTM EBITDA thresholds as set forth in Sections 2(a), (b) and (c) shall be reasonably adjusted upwards or downwards, as applicable, by the “Independent Directors” (within the meaning of the listing rules of the New York Stock Exchange) of the board of directors of the Company (the “Board”) from time to time following the Closing to take into account the anticipated effect of any acquisitions or dispositions that are, individually or in the aggregate, in excess of $40,000,000.00 during any Measurement Period and otherwise materially different from the annual forecast presented to the Company’s investors at the Closing and consummated by the Company or its Subsidiaries. Any such adjustment to LTM EBITDA or the LTM EBITDA thresholds in Sections 2(a), (b) and (c) shall be made in a manner that is consistent with the anticipated impact to EBITDA that is modeled by or on behalf of the Company or its Subsidiaries in connection with the applicable acquisition or disposition, but shall not in any event take into account any impact of synergies; and

(b)    the Closing Sale Price thresholds for the Company Class A-1 Common Stock as set forth in Sections 2(a), (b) and (c) shall be reasonably adjusted by the “Independent Directors” (within the meaning of the listing rules of the New York Stock Exchange) of the Board from time to time following the Closing in good faith to take into account the anticipated effect of any stock split, stock dividend, reverse stock split, reclassification, recapitalization, merger, business combination or other similar transaction or event.

4.    Earnout Statements; Disputes.

(a)    The Company shall deliver an Earnout Statement to the Shareholder Representatives, Pace Sponsor, Pace Governance and Peterson Capital with respect to the Tranche I Conversion, the Tranche II Conversion or the Tranche III Conversion, as applicable, no later than ten (10) days following the Company’s filing of its Form 10-K or Form 10-Q, as applicable, for the Tranche I Measurement Periods, the Tranche II Measurement Periods or the Tranche III Measurement Periods, as applicable, with the SEC, provided, that the Company shall be relieved of its obligation to deliver an Earnout Statement to the Shareholder Representatives, Pace Sponsor, Pace Governance and Peterson Capital with respect to a Measurement Period if the Tranche Condition for such period has been satisfied.

(b)    If the Shareholder Representatives, Pace Sponsor, Pace Governance or Peterson Capital disagrees with any calculation set forth in an Earnout Statement, as soon as practicable, and in any event within thirty (30) days after the Shareholder Representatives’, Pace Sponsor’s, Pace Governance’s or Peterson Capital’s receipt of such Earnout Statement, the Shareholder Representatives, Pace Sponsor, Pace Governance or Peterson Capital, as applicable, shall return to the Company a written report containing any proposed changes to such Earnout Statement and an explanation of any such changes and the reasons therefor (a “Dispute Notice”). The Company shall make available to the Shareholder Representatives, Pace Sponsor, Pace Governance and Peterson Capital such information and records of the Company and its Subsidiaries to the extent reasonably necessary for the Shareholder Representatives, Pace Sponsor, Pace Governance and Peterson Capital to verify the calculations set forth in such Earnout Statement. The Shareholder Representatives, Pace Sponsor, Pace Governance or Peterson Capital, as applicable, and the Company shall work together in good faith to resolve any matters addressed in a Dispute Notice

5.    Duties.

(a)    Notwithstanding anything in this Agreement or the Transaction Agreement to the contrary, from and after the Closing, the Company shall have sole discretion with respect to owning, developing, operating and/or maintaining the assets of the Company and its Subsidiaries and shall have no duties and/or obligations, expressed or implied with respect to owning, developing, operating and/or maintaining the assets of the Company and its Subsidiaries hereunder, including any duty and/or obligation to (i) try to achieve the EBITDA thresholds described in Sections 2(a), (b) or (c) or (ii) maximize the Closing Sale Price of the Company Class A-1 Common Stock.

(b)    This Agreement is strictly a contractual relationship between the Company and the Restricted Stockholders, and does not create any express or implied fiduciary or special relationship or any express or implied fiduciary, special or other duties.

6.    Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all the parties hereto, even though all parties are not signatory to the original or the same counterpart.

7.    Entire Agreement; Waiver; Amendments. This Agreement and the Transaction Agreement and any exhibits, schedules or other documents referred to herein or therein, sets forth the entire understanding of the parties, and supersedes all prior agreements, arrangements, term sheets, presentations and communications, whether oral or written, with respect to the specific subject matter hereof. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided, that notice of any such waiver shall be given to each party hereto as set forth in Section 11 hereto. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company, Pace Sponsor, Pace Governance, Peterson Capital and Company Holders representing at least 90% of the Class A-2 Shares issued to the Company Holders, provided, that no provision of this Agreement may be amended or modified unless any and each Company Holder adversely affected by such amendment or modification in a manner different than the other Company Holders has expressly consented in writing to such amendment or modification.

8.    Assignment; Transfer; Third Party Beneficiaries; Binding Effect. Class A-2 Shares may not be Transferred, other than to a Permitted Transferee. The rights and obligations of each party under this Agreement may not be assigned to any other Person or entity, provided, that such rights and obligations may be transferred to any Permitted Transferee of a Restricted Stockholder to which Class A-2 Shares are Transferred. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person or entity other than the parties to this Agreement, and their respective successors and assigns. This Agreement shall be binding upon the Company, each Restricted Stockholder and their respective heirs, successors, legal representatives and permitted assigns.

9.    Saving Clause. If any provision of this Agreement, or the application of such provision to any Person or circumstance, is held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. If the operation of any provision of this Agreement would contravene the provisions of any applicable Law, such provision shall be void and ineffectual. In the event that applicable Law is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

10.    Injunctive Relief. Each of the parties to this Agreement hereby acknowledges that in the event of a breach by any of them of any material provision of this

Agreement, the aggrieved party may be without an adequate remedy at Law. Each of the parties therefore agrees that, in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

11.    Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such Person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) Business Days after the date of mailing to the address below or to such other address or addresses as such Person may hereafter designate by notice given hereunder:

If to the Company, Pace Sponsor, Pace Governance or Peterson Capital, to:

c/o TPG Pace Holdings Corp.

301 Commerce St., Suite 3300

Fort Worth, TX 76102

Attn: General Counsel

Email: OfficeofGeneralCounsel@tpg.com

with a required copy to (which copy shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:           Douglas Warner;

                 Christopher Machera

Email:                doug.warner@weil.com;

                 chris.machera@weil.com

If to the Restricted Stockholders (except for Pace Sponsor, Pace Governance and Peterson Capital), to the address set forth for such Restricted Stockholder on Schedule A attached hereto with a copy (which shall not constitute notice) to:

Much Shelist, P.C.

191 North Wacker Drive, Suite 1800

Chicago, IL 60606

Attention:       Jeffrey C. Rubenstein

                        Michael B. Shaw

Email:             jrubenstein@muchlaw.com

                         mshaw@muchlaw.com

and a copy (which shall not constitute notice) to:

Fenwick & West LLP

902 Broadway, Suite 14

New York, NY 10010

Attention:        Mark Stevens

               Ken Myers

               Scott Behar

Email:              mstevens@fenwick.com

              kmyers@fenwick.com

              sbehar@fenwick.com

12.    Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York, without application of the conflict of Laws principles thereof.

13.    Venue; Waiver of Jury Trial.

(a)    THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 11 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 13(B).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TPG PACE HOLDINGS CORP.

By:	/s/ Karl Peterson
Name:	Karl Peterson
Title:	Chief Executive Officer and President

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TPG PACE II SPONSOR SUCCESSOR, LLC

By:	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

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TPG PACE GOVERNANCE, LLC

TPG Holdings III, L.P.

By its general partner:

TPG Holdings III-A, L.P.

By its general partner:

TPG Holdings III-A, Inc.

By:	/s/ Michael LaGatta
Name:	Michael LaGatta

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PETERSON CAPITAL PARTNERS, L.P.

By:	/s/ Karl Peterson
Name:	Karl Peterson
Title:	Authorized Signatory

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COMPANY HOLDERS:

(Name of Shareholder):

By:
Name:
Title:

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